Elevate Credit to Exit U.K. Market

FORT WORTH, TX - June 29, 2020 - Elevate Credit, Inc. (“Elevate”), a leading tech-enabled provider of innovative and responsible online credit solutions for non-prime consumers, announced today that its wholly-owned subsidiary in the U.K., Elevate Credit International Limited, ("ECIL"), will cease operations in the U.K. effective June 29, 2020. The ECIL board of directors placed the U.K. subsidiary in administration under the U.K. Insolvency Act 1986 and appointed insolvency practitioners from KPMG LLP (the "Administrator") to take control and management of the U.K. business.

ECIL provides consumer loans in the United Kingdom under the brand 'Sunny.' Elevate had previously commented late last year, and again this year, that the lack of regulatory clarity in the U.K. would challenge the day-to-day operations of the ‘Sunny’ brand. The onset of COVID-19 further complicated the environment, ultimately leading to the decision to place ECIL in administration.

“Regulators in the U.K. were unable to provide clarity that would allow Sunny to continue, and sadly, the consumers’ choice for the most safe and reliable short-term credit option in the UK has ceased operations,” said Jason Harvison, President and CEO of Elevate. “I would like to give my sincere thanks to all of our U.K. employees and the thousands of Sunny customers who trusted us over the years.”

ECIL’s entry into administration will place its business under the direct control of the Administrator. Accordingly, Elevate will deconsolidate ECIL as of June 29, 2020, and will present ECIL as discontinued operations starting in the second quarter of 2020. Upon deconsolidation of ECIL, Elevate will recognize an estimated net impairment loss on its investment in ECIL of approximately $10 million (which includes an estimated US federal tax benefit of $20 million). Please reference Elevate’s Form 8-K filing today, which contains additional pro forma financial information.

After recognizing this estimated net impairment loss, Elevate’s only remaining material exposure to ECIL will be its guarantee of ECIL’s repayment of its outstanding debt, which was approximately £10.2 million as of June 29, 2020. As of May 31, 2020, ECIL’s cash balances totaled over £11 million with the book value of loans receivable, net of the allowance for loan losses totaling over £11 million as well. Elevate expects ECIL to completely repay its outstanding debt obligation by the end of this year.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements may include words such as “anticipate,” “believe,” “could,” “seek,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “will,” “would” or similar expressions and the negatives of those terms. The forward-looking statements include, without limitation, statements regarding Elevate’s expectations with regard to ECIL’s repayment of its outstanding debt obligations. Forward-looking statements involve certain risks and uncertainties, and actual results may differ materially from those discussed in any such statement. These risks and uncertainties include, but are not limited to: the effect of the COVID-19 pandemic and various policies being implemented to prevent its spread on the Company's business, financial condition and results of operations; new laws and regulations in the consumer lending industry in many jurisdictions that could restrict the consumer lending products and services the Company offers, impose additional compliance costs on the Company, render the Company’s current operations unprofitable or even prohibit the Company’s current operations; and other risks.

Additional factors that could cause actual results to differ are discussed under the heading "Risk Factors" and in other sections of Elevate’s most recent Annual Report on Form 10-K, and in Elevate’s other current and periodic reports filed from time to time with the SEC. All forward-looking statements in this press release are made as of the date hereof, based on information available to Elevate as of the date hereof, and Elevate assumes no obligation to update any forward-looking statement.

About Elevate
Elevate (NYSE: ELVT), together with the banks that license its marketing and technology services, has originated $8.4 billion in non-prime credit to more than 2.5 million non-prime consumers to date and has saved its customers more than $7.0 billion versus the cost of payday loans. Its responsible, tech-enabled online credit solutions provide immediate relief to customers today and help them build a brighter financial future. The company is committed to rewarding borrowers’ good financial behavior with features like interest rates that can go down over time, free financial training and free credit monitoring. Elevate’s suite of groundbreaking credit products includes RISE, Elastic, Sunny and Today Card. For more information, please visit http://www.elevate.com.

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